EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT



         THE EMPLOYMENT AGREEMENT made and entered into the 7th day of October, 1996, and effective as of October 7, 1996, by and between Bally Total Fitness Holding Corporation, a Delaware corporation ("BTF" or "Employer") and John Wildman ("Employee").

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties agree as follows:

         1.       Employment

                  (a) BTF hereby employs Employee in the capacity of Senior Vice President of Sales and Marketing. Employer may employ Employee in such other capacities of equal status and responsibility as the Chairman of the Board and Chief Executive Officer of BTF or his designated representative, shall reasonably determine, and Employee hereby accepts such employment upon the terms and conditions herein set forth.

                  (b) During the term of his employment, Employee will devote his best efforts to his employment and perform such duties consistent with his capacity as Senior Vice President of Sales and Marketing and such other capacities as the Chairman of the Board and Chief Executive Officer of BTF shall determine, as are reasonably assigned to him by Employer. Employee will devote his entire working time and attention to the business and related interests of, and will be loyal to, Employer, and Employee agrees to render service on behalf of Employer and their subsidiaries or affiliates.

                  (c) Employee shall not, without prior written consent of Employer, directly or indirectly, during the term of this Employment Agreement:

                           (i)  Other than in the performance of duties
naturally inherent to Employer's business and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and which are not in violation of subparagraph (ii) below or from engaging in charitable activities so long as such activities do not interfere with the performance of Employee's duties hereunder;

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                           (ii)  Engage in any activity competitive with or
adverse to Employer's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or otherwise, directly or indirectly, except that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (ii);

                           (iii)  Be engaged by any entity which conducts
business with or acts as consultant or advisor to Employer, whether alone, as a partner, or as an officer, director, employee or shareholder, or otherwise, directly or indirectly, except that ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (iii).

         2.       Term

                  (a) The term of this Employment Agreement shall begin on the effective date stated above ("commencement date") and shall continue for two (2) years from such date and shall continue thereafter from year-to-year unless terminated by any party in his or its sole discretion upon sixty (60) days written notice given prior to the expiration of a term.

                  (b) If this contract is terminated or not renewed for any reason other than a change of control (section 9) or cause (section 8) the Employee shall be entitled to a year (12 months) of base salary to be paid in the regular recurring pay periods established by the Employer, subject to the provisions of 2 (c).

                  (c) Consistent with section 6, "Covenants and Confidential Information", the 12 months of pay that the employee shall be eligible for under 2 (b) shall be payable provided the employee adheres to the restrictions imposed by section 6. If the employee does not adhere to the restrictions imposed by section 6, then, the one year (12 months) of base salary shall be reduced to one half year (6 months) of base salary.

         3.       Compensation

                  (a) In consideration of the services to be rendered by the Employee hereunder, Employer agrees to pay to the Employee, and the Employee agrees to accept, as compensation, the sum of Two Hundred Thousand Dollars ($200,000) (the "Base Salary") for each twelve month period following the effective date of this Employment Agreement, which shall be paid on the regularly recurring pay periods established by Employer. The Base Salary shall be subject to periodic increases by Employer.

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                  (b) In addition, the Employer shall pay Forty Thousand Dollars
($40,000) which shall be considered as a "draw against" any discretionary bonus. In the event that the year-end bonus is less than the Forty Thousand Dollar ($40,000) "draw against" the bonus, the Forty Thousand Dollars ($40,000) shall convert to cash compensation and will not be recoverable by the Company.

                  (c) It is further understood by the parties that, pursuant to the policies of Employer, discretionary bonus payments may be made in addition to the Base Salary above provided.

         4.       Vacation and Other Benefits

                  Employee shall be entitled to a reasonable vacation each year of his employment with Employer as well as all other employment related benefits, including, but not limited to hospitalization, life insurance, death and retirement plans, an automobile allowance, and stock plans afforded to senior executives of Employer of comparable status and tenure and consistent with that afforded under Employer's policies. Employer may in its sole discretion change such policies.

         5.       Expenses

                  Employer shall pay all reasonable expenses incurred by Employee in the performance of his responsibilities and duties for and the promotion of Employer. Employee shall submit to Employer periodic statements of all expenses so incurred. Subject to such audits as Employer may deem necessary, Employer shall reimburse Employee the full amount of any such expenses advanced by Employee promptly in the ordinary course.

         6.       Covenants and Confidential Information

                  (a) During the term of this agreement, any extension of this agreement, or any pay out under this agreement, the employee agrees that he will not, directly or indirectly, do any of the following:

                           (i)  Own, manage, control, or participate in the
ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise, with any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which is engaged in any manner in, the operation of fitness centers as a significant part of its business (a "Facility") operates such fitness center(s) within ten (10) miles of any fitness center owned, managed or under development to be owned or managed by BTF, its subsidiaries, affiliates and/or its or their successors and assigns (as conducted

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on the date mployee ceases to be employed hereunder); provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

                           (ii)     Induce any person who is an employee,
officer, or agent of Employer to terminate said relationship.

                           (iii)  Employ, assist in employing or otherwise
associate in business with any present, former or future employee or officer of Employer.

                           (iv)  Disclose, divulge, discuss, copy or otherwise
use or suffer to be used in any manner, in competition with, or contrary to the interests of Employer, the customer lists, inventions, ideas, discoveries, manufacturing methods, product research or engineering data or other trade secrets of Employer, it being acknowledged by Employee that all such information regarding the business of Employer compiled or obtained by, or furnished to, Employee while he shall have been employed by or associated with Employer is confidential information and the exclusive property of Employer.

         (b) Employee expressly agrees and understands that the remedy at law for any breach by him of this paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that Employer shall be entitled to immediate injunctive relief and if the court so permits, may obtain a temporary order restraining any threatened or further breach. Nothing contained in this paragraph 6 shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of the provisions of this paragraph 6 which may be pursued or availed of by Employer. Any covenant on Employee's part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages.

         (c) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under this paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Employee.

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         (d) The covenants contained in this paragraph 6 shall be construed to extend to separate counties and adjacent counties, if applicable, of the states of the United States in which BTF and its subsidiaries, affiliates and its and their successors and assigns has a Facility, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any one of said counties, said covenants shall not be affected thereby with respect to each other county, such covenants with respect to each county being construed as severable and independent.

         7.       Illness, Incapacity or Death During Employment

                  a) If the Employee is unable to perform his services by reason of illness or incapacity resulting in a failure to discharge his duties under this Employment Agreement for six (6) or more consecutive months, then upon thirty (30) days notice, Employer may terminate the employment of Employee under this Employment Agreement and Employee, upon such termination, shall be paid his Base Salary on a pro-rata basis to the date of termination for the thirty (30) day notice period.

                  In the event of such termination, the Employee shall have the right to the assignment of any and all insurance policies or health protection plans if said policies and plans permit assignment out of the group to the individual Employee.

                  (b) In the event that Employer elects to terminate this Employment Agreement by reason of illness or incapacity, then Employee shall be entitled to the greater of long-term disability (LTD) benefits provided to senior officers by Employer but in any event at no less than no less than sixty percent (60%) of Base Salary as of the date of termination, without reference to set-off or caps existing in any LTD plan.

                  (c) In the event of Employee's death, all obligations of Employer under this Employment Agreement shall terminate other than the payment of that portion of his Base Salary on a pro-rata basis accrued to the date of death, plus reimbursement of all expenses reasonably incurred by Employee in performing his responsibilities and duties for Employer prior to and including such date.

         8.       Termination

                  (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by Employer for cause at any time. For purposes hereof, the term "cause" means:

                           (i)  Employee's fraud, dishonesty, willful
misconduct or gross negligence in the performance of his duties

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hereunder, including willful failure to perform such duties as may properly be assigned him hereunder;

                           (ii)  Employee's material breach of any provision of
this Employment Agreement which is not cured within thirty (30) days notice from the Employer of such breach.

         9.       Optional Termination Upon Change of Control

                  a) In the event that there is a change in control of BTF and the successor in control, without cause, terminates this Employment Agreement, Employee shall be paid in lump sum twelve (12) months Base Salary or an amount equal to his Base Salary for the balance of the twenty-four (24) month term, whichever is greater, and the greater of the average of the bonuses, if any, paid to Employee by Employer for the two (2) prior years and the bonus, if any, for the prior year. If the successor in control changes Employee's title or substantially changes his duties or functions from those which he previously performed hereunder or requires Employee to perform the majority of his duties at a location outside of the metropolitan area of Chicago, Illinois, the successor in control shall be deemed to have terminated Employee's services without cause.

                           A "Change in Control" shall mean a change in control
of BTF of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as in effect on the effective date of this Employment Agreement, the "Exchange Act"), whether or not BTF is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                           (i)         any "person" (as defined in subsections
13(d) and 14(d) of the Exchange Act), other than a person with which Arthur Goldberg is affiliated or of which he is a part, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of BTF representing twenty percent (20%) or more of the combined voting power of BTF's then outstanding securities;

                           (ii)        during any period of two (2) consecutive
years or less (not including any period prior to the effective date of this Employment Agreement) there shall cease to be a majority of the Board of Directors of BTF comprised of Continuing Directors (as defined below); or

                           (iii)       the stockholders of BTF approve (1) a
merger or consolidation of BTF with any other corporation, other than a merger or consolidation that would result in the voting securities

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of BTF outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of BTF or such surviving entity outstanding immediately after such merger or consolidation, or (2) a plan of complete liquidation of BTF or an agreement for the sale or disposition by BTF of all or substantially all of its assets.

                           The term "Continuing Directors" shall mean
individuals who constitute the Board of Directors of BTF as of the effective date of this Employment Agreement and any new director(s) whose election by such Board or nomination for election by BTF's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors as of the effective date of this Employment Agreement or whose election or nomination for election was previously so approved.


         10.      Severable Provisions

                  The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         11.      Binding Agreement

                  The rights and obligations of Employer under this Employment Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of Employer.

         12.      Attorneys' Fees

                  In the event Employee is required to commence legal action to enforce the provisions of this Employment Agreement and Employee prevails in such action, any of the Employer who have been found not to comply with this Employment Agreement shall pay Employee's costs and expenses, including reasonable attorneys' fees, incurred in such action.

         13.      Notices

                  Any notice to be given to Employer under the terms of this Employment Agreement shall be addressed to both Employer at the address of their respective principal places of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Employer giving the

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notice, or at such other address as the parties may hereafter designate in writing to the other. Any such notice shall have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, registered or certified, return receipt requested, and deposited in a post office or branch post office regularly maintained by the United States Government.

         14.      Waiver

                  Any party's failure to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to him or it under the circumstances.

         15.      Governing Law

                  This Employment Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Illinois without reference to principles of conflict of laws.

         16.      Captions and Paragraph Headings

                  Captions and paragraph headings used herein are for convenience only and are not a part of this Employment Agreement and shall not be used in construing it.

         17.      Entire Agreement

                  This Employment Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination or attempted waiver of this Employment Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

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         IN WITNESS WHEREOF, the parties hereto have caused this Employment
Agreement to be duly executed as of the day and year first above written.


                           BALLY TOTAL FITNESS HOLDING
                           CORPORATION



ATTEST:                    By:  /s/ Harold Morgan
                           -------------------------------------
                                                           "BTF"



                           /s/ John Wildman
                           -------------------------------------
                           John Wildman               "Employee"



/s/ Arthur M. Goldberg
-----------------------------------------------
Arthur Goldberg         "Chairman of the Board"



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